UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 11, 2011
KiOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
13001 Bay Park Road, Pasadena, Texas 77507
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 694-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 11, 2011, KiOR, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2011. A copy of the Company’s August 11, 2011 press release is attached hereto as Exhibit 99.1.
     The Company’s management will discuss the quarterly results during a conference call and webcast at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) on Thursday, August 11, 2011. To participate via live webcast, please visit: http://investor.kior.com/events.cfm. An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, August 16, 2011 at 7:30 p.m. EDT (6:30 p.m. CDT) and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 4962107. A replay of the webcast will be available on the investor relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.
     Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     The press release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.
Item 7.01 Regulation FD Disclosure.
     The information set forth in Item 2.02 above and in Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Earnings Press Release dated August 11, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.
Date: August 11, 2011	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Press Release dated August 11, 2011